UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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GLOBAL BRASS AND COPPER HOLDINGS, INC.
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Global Brass and Copper Update Call
April-10-2019
Confirmation #13689841 Page 1
Global Brass and Copper Update Call
April-10-2019
Confirmation #13689841
Operator: Greetings and welcome to the Global Brass and Copper Update Conference Call. At this time, all participants are in a listen-only mode. If anyone should require operator assistance during the conference, please press star zero on your telephone keypad. As a reminder, this conference is being recorded.
It is now my pleasure to introduce your host, John Wasz, CEO. Please go ahead, sir.
John Wasz: Thank you very much. Good morning, everyone and thanks for joining us on the call. Joining me is Christopher Kodosky, our Chief Financial Officer. Exciting day, exciting news for Global Brass and Copper shareholders, customers, employees.
Christopher is going to walk us through the transaction highlights associated with the announcement and press release earlier today. I'll go through the strategic rational and the

Global Brass and Copper Update Call
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industrial logic associated with this exciting combination, and then Christopher will finish it up by talking through the next steps. So, with that, I will turn it over to Christopher Kodosky.
Christopher Kodosky: Good morning and thank you everyone. As John had mentioned, this morning we announced the acquisition of Global Brass and Copper by Wieland Group. It represents an all-cash transaction at $44 per share for Global Brass's common stock for 100% of the company. The consideration is not subject to any financing contingencies, as Wieland has already secured financing for the deal. And the $44 represents a 27% premium to our closing price as of yesterday, April 9th, a 45% premium to our 90-day VWAP, and a 13% premium to our 52-week high.
We believe it's a fair transaction in price and the $44 and enterprise value represents a 9.6 times 2018-adjusted (INAUDIBLE) multiple, and we anticipate closing the transaction in the second half of 2019. With that, I'll turn it back to John.
John Wasz: Thank you, Christopher. So, from an industrial logic and strategic rationale perspective, the combination of these companies really creates a global leader in copper sheets, strip, and brass products, with a lot of complementary products across all aspects: sheet rod, tube, engineered products, high performance alloys as well, and in addition, fabricated products. Collectively, these companies will be able to more effectively meet future customer

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needs through a variety of means including product development and research and development.
Wieland will be celebrating their 200th year in existence next year. Obviously, our company, Olin Brass, has been around for 150 years, and both have an extremely strong technical R&D and development capabilities, and by bringing those together, it is our belief that it creates a world-class opportunity.
In addition to that, we'll have an extremely diverse but complimentary global network of distributors and facilities throughout North America and Europe, and the operational capabilities of the manufacturing networks and the ability to leverage the strength of both companies will be unprecedented.
So, at the end of the day, this creates really a stronger and much more focused platform to accelerate the organic growth and inorganic work that both companies have been doing. It allows both companies to be able to more effectively and more quickly advance their strategies.

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And then, lastly, the combination of Global Brass and Copper and Wieland is gonna create asignificantly experienced and proven leadership team to not only successfully integrate these businesses but also create even more value in the future.
So, if you take a step back and say, "Who is Wieland?" They are an outstanding-- They have outstanding metal expertise, a significant portfolio of products. As I mentioned, they were founded in 1820. A significant privately-owned company with over 7000 employees worldwide.
They have a reputation and culture of excellence and innovation and are really one of the leaders in alloy development as it pertains to copper alloys and brass products, and over the last 20, 30, 40 years, have periodically worked with our company on various activities surrounding technology transfer and things of that nature. And, lastly, they're one of the leaders in world class manufacturing processes, and much like Global Brass and Copper, really focus in on recycling and optimizing our metal values.
If you look at the product portfolios, you bring together Global Brass and Copper, which has Olin Brass and the copper and brass sheets, the copper foil, the fabricated products; along with Chase Brass, which is in the long products: brass rods, ingot products, Eco Brass, et cetera, et cetera, et cetera; along with A.J. Oster, which is the service center distribution service under GBC, which primarily focuses in on the strip products, but also expands into aluminum and

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stainless steel; along with Wieland, who has the rolled products business, that it cuts acrossEurope, to some degree here in the U.S. and Asia, extruded products, engineered products, and thermal solutions, which is into heat-exchanger products that really zero in on all different types of industries ranging from industrial to automotive to electronics and refrigeration. And collectively, these two businesses create a wide breadth of opportunity and significant opportunities for creating unique values for our customers.
If you move on to the next page and just take a little bit of a closer look at what this means in the United States, Wieland has had a strategic objective of trying to grow in the U.S. Acquiring the leader in the U.S., being Global Brass and Copper, is a significant step for them, and as a result of that, we're able to combine the three distribution companies they have, the tube facility that they have in North Carolina, the cold rolling and finishing facility they have in Wheeling, Illinois, and their thermal business, along with the leader in North America as it pertains to brass rod, brass strip, and red metals distribution. So, this really builds the Wieland portfolio up nicely and creates the opportunity for our companies to create a more unique value going forward.
So, from a combination standpoint, collectively the business is gonna have over 90 manufacturing and distribution locations worldwide, which is significant. We're gonna have a very complimentary footprint and the opportunity to really share best practices amongst the

Global Brass and Copper Update Call
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groups. Not only best practices as it pertains to operations and supply chain, but also areas suchas commercial exceptionalism and human resource strategies, to really create and combine what is, in my view today, a complementary culture that exists between the two businesses. And lastly, as a result of this, as I've said many times, is the most efficient supply chain wins, and this creates an unprecedented global supply chain for our customer base.
Lastly, I underscored the R&D opportunities and product development opportunities that come as result of this combination, which I think will further accelerate the organic growth opportunities that we have underway at Global Brass and Copper and at Wieland.
So, with that, I'll turn it over to Christopher, who will talk about the expected transaction milestones.
Christopher Kodosky: Thanks, John, and just for reference and to reiterate that much of the information we've talked about today is posted on an investor relations deck that we've posted to our website. We would refer you to that for further information.
But, with regards to the deal and the next steps and milestones, obviously with the signing today and the announcement, we expect the regulatory approvals to be received in the second

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half of 2019, with a shareholder vote to occur at that time as well, and then closing right there afterwards in the second half of 2019. And with that, we'll turn the call back over to John.
John Wasz: So, exciting day in the history of Global Brass and Copper, and we really appreciate you all participating on this call and look forward to closing this transaction, as Christopher noted here a few seconds ago.
So, with that, I'll turn it back over to the operator and appreciate everybody's interest. Thank you.
Operator: Thank you. That does conclude today's teleconference. You may disconnect your line at this time and have a wonderful day. We thank you for your participation today.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Wieland. In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (SEC) and furnish to its stockholders a proxy statement and other relevant documents which will be mailed or otherwise disseminated to its stockholders when it becomes available. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents once filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (https://ir.gbcholdings.com/) or by directing a request to: Global Brass and Copper Holdings, Inc., 475 N. Martingale Road, Suite 1200, Schaumburg, IL 60173, Attention: Investor Relations.

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Participants in Solicitation
The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 28, 2019, and the proxy statements for its 2019 annual meeting of stockholders, which was filed with the SEC on March 29, 2019. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement regarding the proposed transaction when it is filed with the SEC. When available, you may obtain free copies of these documents as described in the preceding paragraph.
Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. When used in this document, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions are intended to identify forward-looking statements. Statements regarding whether and when the proposed transaction will be consummated and the anticipated benefits thereof, among others, may be forward-looking. This document contains forward-looking statements that involve risks and uncertainties concerning Wieland’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the proposed transaction may not be satisfied, such that the proposed transaction will not close or that the closing may be delayed; general economic conditions; the proposed transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. For more details on these and other potential risks and uncertainties, please refer to the proxy statement when filed and the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. All forward-looking statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.